FOR IMMEDIATE RELEASE
March 5, 2018

Investor Contact:
Andrew Slabin
Andrew_Slabin@discovery.com
212-548-5544

Media Contact:
Bill Launder
Bill_Launder@discovery.com
212-548-5693

Discovery Communications Announces Exchange Offer and Consent Solicitation for Scripps Notes
SILVER SPRING, Md. – March 5, 2018 – Discovery Communications, Inc. (“Discovery” or the “Company”) (Nasdaq: DISCA, DISCB, DISCK) announced today that Discovery Communications, LLC (“DCL”) commenced, subject to the terms and conditions set forth in the confidential Offering Memorandum and Consent Solicitation Statement dated March 5, 2018 (the “Offering Memorandum”), offers to exchange (the “Exchange Offers”):

•	newly issued 2.75% Senior Notes due 2019 of DCL (the “New 2019 Notes”) for any and all of Scripps Networks Interactive, Inc. (“Scripps”) outstanding 2.75% Senior Notes due 2019 (the “2019 Notes”);

•	newly issued 2.80% Senior Notes due 2020 of DCL (the “New 2020 Notes”) for any and all of Scripps’ outstanding 2.80% Senior Notes due 2020 (the “2020 Notes”);

•	newly issued 3.50% Senior Notes due 2022 of DCL (the “New 2022 Notes”) for any and all of Scripps’ outstanding 3.50% Senior Notes due 2022 (the “2022 Notes”);

•	newly issued 3.90% Senior Notes due 2024 of DCL (the “New 2024 Notes”) for any and all of Scripps’ outstanding 3.90% Senior Notes due 2024 (the “2024 Notes”); and

•
newly issued 3.95% Senior Notes due 2025 of DCL (the “New 2025 Notes” and, together with the New 2019 Notes, the New 2020 Notes, the New 2022 Notes and the New 2024 Notes, the “New Notes”) for any and all of Scripps’ outstanding

3.95% Senior Notes due 2025 (the “2025 Notes” and, together with the 2019 Notes, the 2020 Notes, the 2022 Notes and the 2024 Notes, the “Old Notes”), as described in, and for the consideration summarized in, the table below.

				Exchange Consideration(1)(2)		Early Participation Premium(1)(2)	Total Consideration(1)(2)(3)
Aggregate Principal Amount Outstanding	Series of Old Scripps Notes to be Exchanged	CUSIP No.	Series of New Discovery Notes to be Issued	New Notes (Principal amount)	Cash	New Notes (principal amount)	New Notes (principal amount)	Cash
$500,000,000	2.750% Senior Notes due November 15, 2019	811065AB7	2.750% Senior Notes due November 15, 2019	$950	$1.00	$50	$1,000	$1.00
$600,000,000	2.800% Senior Notes due June 15, 2020	811065AE1	2.800% Senior Notes due June 15, 2020	$950	$1.00	$50	$1,000	$1.00
$400,000,000	3.500% Senior Notes due June 15, 2022	811065AF8	3.500% Senior Notes due June 15, 2022	$950	$1.00	$50	$1,000	$1.00
$500,000,000	3.900% Senior Notes due November 15, 2024	811065AC5	3.900% Senior Notes due November 15, 2024	$950	$1.00	$50	$1,000	$1.00
$500,000,000	3.950% Senior Notes due June 15, 2025	811065AG6	3.950% Senior Notes due June 15, 2025	$950	$1.00	$50	$1,000	$1.00

(1)	Consideration per $1,000 principal amount of a series of Old Notes validly tendered and accepted, subject to any rounding as described herein.

(2)	The term “New Notes” in this column refers, in each case, to the series of New Notes corresponding to the series of Old Notes of like tenor and coupon.

(3)	Includes the Early Participation Premium for Old Notes validly tendered prior to the Early Participation Date described below and not validly withdrawn.
The New Notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Company. The guarantee will rank equally with all other unsecured senior indebtedness of the Company.
The Exchange Offers are being made solely to holders of the Old Notes on the terms and subject to the conditions set forth in the Offering Memorandum.
None of the New Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state or foreign securities laws. The New Notes are being offered for exchange only (i) to qualified institutional buyers as defined in Rule 144A under the Securities Act (“QIBs”) in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (ii) outside the United States to persons other than “U.S. persons” in reliance upon Regulation S under the Securities Act. Only holders of Old Notes who have properly completed and returned an eligibility certification certifying that, among other things, they are (i) QIBs within the meaning of Rule 144A under the Securities Act, or (ii) not “U.S. persons” and are outside of the United States within the meaning of Regulation S under the Securities Act, are authorized to participate in the Exchange Offers and Consent Solicitations (as defined below). The holders of Old Notes who have certified that they are eligible to participate in the Exchange Offer pursuant to at least one of the foregoing conditions are referred to herein as “Eligible Holders.”
Upon the terms and subject to the conditions of the Exchange Offers, in exchange for each $1,000 principal amount of Old Notes of a series that is validly tendered prior to 5:00 p.m., New York City time, on March 16, 2018 (such date and time, as they may be extended with respect to any exchange offer, the “Early Participation Date”) and not validly withdrawn, holders will be eligible to receive the total exchange consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of the applicable series of New Notes and a cash amount of $1.00. The Total Consideration includes the early participation premium set out in the table above (the “Early Participation Premium”), which consists of $50.00 principal amount of the applicable series of New Notes. In exchange for each $1,000 principal amount of Old Notes of a series that is validly tendered after the Early Participation Date but prior to the Expiration Date (as defined below), holders will be eligible to receive only the exchange consideration set out in the table above (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so consists of $950.00 principal amount of the applicable series of New Notes and a cash amount of $1.00. The Exchange Offers will expire immediately following 11:59 p.m., New York City time, on March 30, 2018, unless extended (such date and time, as they may be extended with respect to either exchange offer, the “Expiration Date”).
Each New Note issued in exchange for an Old Note will have an interest rate and maturity that is identical to the interest rate and maturity of the tendered Old Note, as well as identical interest payment dates and redemption provisions and will accrue interest from and including the most recent interest payment date of the tendered Old Note. Consequently, accrued interest will not be paid in addition to the consideration described above. Holders may withdraw their tender of Old Notes at any time prior to the delivery of a certificate to the Scripps Trustee (as defined below) evidencing receipt of the consents of the holders of at least a majority of the then outstanding aggregate principal amount of Old Notes related to the corresponding series of Old Notes (the “Requisite Consents”) with respect to each series of Old Notes, which we expect to occur promptly after receipt of the Requisite Consents (such date and time, as may be extended with respect to any exchange offer, the “Withdrawal Deadline”), but thereafter such tenders will be irrevocable, except in certain limited circumstances where additional withdrawal rights may be required by law or if such Withdrawal Deadline is otherwise extended by Discovery in its sole discretion.
Concurrently with the Exchange Offers being made by DCL, Scripps is soliciting consents (the “Consent Solicitations”) from each Eligible Holder, upon the terms and conditions set forth in the Offering Memorandum (the “proposed amendments”) to each series of Old Notes governed by, as applicable, the Indenture, dated as of December 1, 2011, between Scripps and U.S. Bank National Association, as Trustee (the “Scripps Trustee”), as amended by the Second Supplemental Indenture, dated as of November 24, 2014 with respect to the 2019 Old Notes and the 2024 Old Notes and as amended by the Third

Supplemental Indenture, dated as of June 2, 2015 with respect to the 2020 Old Notes, the 2022 Old Notes and the 2025 Old Notes. The Indentures governing the Old Notes are referred to collectively as the “Scripps Indentures”.
Eligible Holders are prohibited from consenting to the proposed amendments to the relevant Scripps Indenture without tendering their Old Notes in the appropriate Exchange Offer and are prohibited from tendering their Old Notes for exchange without consenting to the applicable proposed amendments. The consent may be revoked at any time prior to the Withdrawal Deadline by withdrawing the Old Notes that were tendered.
DCL’s obligation to accept for purchase Old Notes tendered in any of the Exchange Offers is subject to, and conditional upon, the satisfaction or waiver of certain conditions discussed in the Offering Memorandum including, among other things, the consummation of the proposed merger transaction between Discovery and Scripps (the “Merger”) pursuant to the merger agreement and plan of merger, dated as of July 30, 2017 among the Company, Scripps and Skylight Merger Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Discovery, and the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of Old Notes. DCL may, at its option and in its sole discretion, waive any such conditions.
The Exchange Offers are only made, and copies of the Offering Memorandum will only be made available, to a holder of Old Notes who has certified in an eligibility letter certain matters to the Company, including its status as a “qualified institutional buyer” or that it is a person other than a “U.S. person” as such terms are defined under the Securities Act. Note holders who desire a copy of the eligibility letter confirming that they are eligible holders should complete and return the letter of eligibility at the website www.dfking.com/sni or contact D. F. King & Co., Inc., the information agent for the Exchange Offers, at (866) 530-8636 (toll free) or (212) 269-5550 (for banks and brokers only) or by email at sni@dfking.com.
This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offer is being made and the New Notes are being offered only to “qualified institutional buyers” and holders outside the United States that are not “U.S. persons” as such terms are defined under the Securities Act. The New Notes have not been registered under the Securities Act or under any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and, accordingly, are subject to significant restrictions on transfer and resale as more fully described in the Offering Memorandum. The Exchange Offer is subject to the terms and conditions set forth in the Offering Memorandum.
About Discovery Communications:

Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) satisfies curiosity and captivates superfans around the globe with a portfolio of premium nonfiction, lifestyle, sports and kids content brands including Discovery Channel, TLC, Investigation Discovery, Animal Planet, Science and Turbo/Velocity, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. Available in more than 220 countries and territories, Discovery’s programming reaches 3 billion cumulative viewers, who together consume 54 billion hours of Discovery content each year. Discovery’s offering extends beyond traditional TV to all screens, including TV Everywhere products such as the GO portfolio and Discovery Kids Play; over-the-top streaming services such as Eurosport Player; digital-first and social video from Group Nine Media; and virtual reality storytelling through Discovery VR.
Cautionary Statement Concerning Forward-looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this press release include, without limitation, statements regarding the completion of, and use of proceeds from, the Offering. These statements are based on information available to the Company as of the date hereof, and actual results could differ materially from those stated or implied, due to market conditions, as well as risks and uncertainties associated with the Company’s business, which include the risk factors disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2018. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.